Exhibit 5.1

The Legal Center

One Riverfront Plaza

Newark, New Jersey 07102

Tel: (973) 643-7000

Fax (973) 643-6500

101 Park Avenue

28th Floor

New York, NY 10178

Tel: (212) 643-7000

Fax: (212) 643-6500

600 College Road East

Princeton, NJ 08540

Tel: (609) 227-4600

Fax: (609) 227-4646

June 30, 2015

UNIQUE FABRICATING, INC.

800 Standard Parkway

Auburn Hills, Michigan 48326

Re:	Unique Fabricating, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Unique Fabricating, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing pursuant to Rule 462(b) promulgated under the Securities Action of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form S-1 (the “Registration Statement”) under the Act, with respect to the registration of 546,250 shares of Common Stock of the Company, par value $.001 per share, including 71,250 shares which are subject to an over-allotment option granted to the Underwriters (the “Shares”).

In rendering this opinion, we, as your counsel, have examined such documents and such matters of fact and law that we have deemed necessary for the purpose of rendering the opinion expressed herein.

Based on the foregoing, we are of the opinion that:

1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

2. The Shares, when issued and delivered upon payment therefor in accordance with the terms and conditions of the Underwriting Agreement, will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

UNIQUE FABRICATING, INC.

June 30, 2015

We are members of the Bar of the State of New Jersey and do not hold ourselves out as experts concerning, or qualified to render opinions with respect to, any laws other than the laws of the State of New Jersey, the federal laws of the United States and the General Corporation Law of the State of Delaware (including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and to the reference therein to our firm under the caption “Legal Matters” in the Prospectus which forms part of the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

SILLS CUMMIS & GROSS P.C.